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Exhibit 32.1

Certification

        Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Orbitz, Inc. (the "Company") hereby certifies, to such officer's knowledge, that:

            (i)  the accompanying Quarterly Report on Form 10-Q of the Company for the quarterly period ended March 31, 2004 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

           (ii)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 13, 2004	/s/ JEFFREY G. KATZ Jeffrey G. Katz Chairman of the Board, President and Chief Executive Officer

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Certification